Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121231 and 333-175785 on Form S-8, dated May 21, 2018, relating to the consolidated financial statements of SuperCom Ltd ("the Company”), appearing  in this Annual Report on Form 20-F of the Company.

Tel-Aviv, Israel	/s/ Brightman Almagor Zohar & Co.
May 21, 2018	Certified Public Accountants (lsr.)
Member of Deloitte Touche Tohmatsu Limited